Exhibit 99.14

GENERAL

THIS DOCUMENT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO” IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS DOCUMENT APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS, INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2003/71/EC (THIS DIRECTIVE, AND AMENDMENTS THERETO, INCLUDING THE 2010 PROSPECTUS DIRECTIVE AMENDING DIRECTIVE 2010/73/EU TO THE EXTENT IMPLEMENTED IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, TOGETHER WITH ANY IMPLEMENTING MEASURES IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU DIRECTIVE 2003/71/EC, THE “PROSPECTUS DIRECTIVE”).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF THE PROSPECTUS DIRECTIVE. IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-

LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) IS MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE RIGHTS OFFERING IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT, IF ANY, HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

March 5th, 2013

RusHydro placed 60.9% of additional share issue following the execution of pre-emptive rights by shareholders

JSC RusHydro announces the results of execution of pre-emptive right to acquire Company’s shares of additional issue (state registration number 1-01-55038-E-041D of December 3, 2012) by eligible shareholders.

During the pre-emptive right period RusHydro placed 66,995,185,198 additional shares at RUR 1 per share which comprises 60.9% of the total volume of additional share issuance (110,000,000,000 shares with a par value of RUR 1).

RusHydro’s shareholders as at October 11, 20121 could exercise the pre-emptive right from December 19, 2012 to February 26, 2013. During this period RusHydro’s shareholders could submit applications to acquire the additional shares pro rata their shareholding in RusHydro’s charter capital and pay for the shares both in cash or ordinary shares of the companies included in the list approved by the extraordinary general meeting of shareholders, based on the valuation of these shares approved by the Board of Directors of RusHydro on January 29, 2013.

[1]	Shareholders’ record date (being the date of preparation of the list of shareholders entitled to participate in the general shareholders meeting that passed the resolution to increase the Company’s charter capital).

As a result of pre-emptive right execution RusHydro, together with the shares owned by the companies of the Group, obtained stakes of the following companies:

Company	Number of shares contributed by other shareholders	Number of shares contributed by the Russian Federation	RusHydro’s holding (incl. ownership of companies of the Group) before change	RusHydro’s holding (incl. ownership of companies of the Group) after change
RAO ES of the East	2 670 948 094	1 492 472 400	67.553026%	76.716699%
Sakhalin energy company	—	2 478 568	20.092513%	44.636948%
Ust’-Srednekanskaya HPP	—	2 649 171 000	85.1699%	100%
Irkutsk electronetwork company	7 419 823	1 973 711 982	0%	42.528664%

Apart from the Russian Federation, more than sixty shareholders, legal entities and individuals, including holders of RusHydro’s depositary receipts, exercised their pre-emptive rights. The total amount of funds contributed to the Company’s charter capital as a result of exercise of pre-emptive right amounted to RUR 50,022 bln, including RUR 50 bln received from the federal budget of the Russian Federation to finance the construction of the heat power facilities in the Far East in compliance with the President’s decree no. 1564 of November 22, 2012.

The total value of assets and funds contributed to the Company’s charter capital as a result of exercise of pre-emptive right amounted to RUR 66,995 bln.

The increase of RusHydro’s charter capital by issuance and placement through open subscription of 110 bn additional ordinary shares with a par value of RUR 1 was approved by the EGM on November 16, 2012.

About RusHydro:

RusHydro Group is one of Russia’s largest generating companies. RusHydro is the leading producer of renewable energy in Russia with over 70 generating facilities in Russia and abroad. The company also manages a number of R&D, engineering and electricity retail companies. Group’s thermal assets are operated by subsidiary – RAO Energy System of East in the Far East of Russia. Total electricity generation capacity of the Group is 36.5 GW, heat capacity – 16.2 thousand GCal/h.

Russian Federation owns 65.9% in RusHydro, the rest is held by other institutional and individual shareholders (over 360,000). The company’s stock is traded on the MICEX and RTS stock exchanges, and included in MSCI EM и MSCI Russia indexes. Company’s GDRs in the IOB section of LSE, ADRs – in OTCQX.

For more information:

JSC RusHydro, Investor Relations Department

Tel. +7 (495) 225-3232 ext. 1319, 1394, 1607

ir@rushydro.ru